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                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of July 1, 1999, by and between NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC., a New York corporation with an office and place of business at 26 Harbor Park Drive, Port Washington, New York 11050 (the "Company"), and BERT E. BRODSKY, who resides at South Road, Harbor Acres, Sands Point, New York 11050 (the "Employee").

                                    RECITALS:

         A. The Company is engaged in providing comprehensive prescription benefit management services to the general commercial market.

         B. The Company wishes to assure itself of the services of the Employee for the period provided in this Agreement, and the Employee is willing to serve in the employ of the Company, except for other disclosed obligations and investments, for said period, and upon the other terms and conditions hereinafter provided.

                                   AGREEMENT:

1.       TERM OF EMPLOYMENT.

         1.1 The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, all in accordance with the terms and conditions hereof, for a term of two (2) years (the "Employment Period") commencing on the Commencement Date (as defined in Subsection 1.2 hereof) and ending (subject to the provisions of Section 5 hereof) on the date immediately preceding the second anniversary of the Commencement Date.


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         1.2   As used in this Agreement, the term "Commencement Date" shall mean July 1, 1999.

2.       DUTIES.

         During the Employment Period, the Employee shall be employed by the Company and shall serve as its Chairman of the Board and Chief Executive Officer and shall perform such duties and have such powers relating to the Company as shall from time to time be assigned to him by the Board of Directors of the Company. Notwithstanding the foregoing, the Employee may, with or without the consent of the Company, perform duties for entities other than the Company on a part-time basis, provided, however that such duties do not interfere with the Employee's obligations under this Agreement.

3.       COMPENSATION.

         3.1 As full compensation for his services and undertakings pursuant to this Agreement, the Employee shall receive a salary at the rate of $200,000.00 per year, subject to adjustment as hereafter provided, payable in equal monthly installments or other more frequent installments in accordance with the regular pay policies of the Company. In addition, the Employee shall be entitled to receive such bonus or incentive compensation and salary increases as the Board of Directors of the Company may, on the basis of the Company's performance or other reasonable criteria, deem appropriate.

         3.2 During the Employment Period, the Employee shall also be (a) provided with a full-time use of a Company automobile (b) entitled to five (5) weeks paid vacation annually and (c) entitled to participate in group medical insurance and other benefits or programs of the Company hereafter established and made available by the Company to its employees.


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         3.3   The Company shall deduct from the Employee's salary, bonus or incentive compensation any federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

         3.4 The Company shall reimburse the Employee, or cause him to be reimbursed, for all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder or in furtherance of the business and/or interest of the Company, provided, however, that the Employee shall have previously furnished to the Company an itemized account, satisfactory to the Company, in substantiation of such expenditures.

4.       OPTIONS.

         From time to time and at the discretion of the Board of Directors, the Employee may be granted options to purchase shares of the Company's common stock, which may be exercised in accordance with the terms of the Company's option plans.

5.       TERMINATION.

         5.1 If the Employee dies or becomes disabled during the Employment Period, his salary and all other rights under this Agreement shall continue for two (2) years subsequent to the date of the occurrence of such death or disability. For the purposes of this Agreement, the Employee shall be deemed to be "disabled" if he has been unable to perform his duties for six consecutive months or nine months in any twelve-month period, all as determined in good faith by the Board of Directors of the Company. Notwithstanding the definition of disabled contained in the preceding sentence, in the event that the Employee is receiving disability insurance benefits during any period prior to termination of this Agreement as provided in this Section 5.1, the Employee's salary shall be reduced by an amount equal to such disability insurance benefits during such period.


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         5.2   Company may terminate this Agreement with cause by delivering to
Employee written notice of same ten (10) weeks prior to such effective date of termination. Employee shall be entitled to severance pay for the balance of the Employment Period based on the annual rate of compensation in effect at the time of termination or one year's compensation, whichever is greater.

6.       WAIVERS.

         A waiver by the Company or the Employee of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

7.       BINDING EFFECT; BENEFITS.

         This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any corporation or other business organization with which the Company may merge or consolidate or to which it may transfer substantially all of its assets. Insofar as the Employee is concerned, this Agreement, being personal, cannot be assigned.

8.       NOTICES.

         All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered in person or four (4) days after dispatch by registered or certified mail, postage paid, return receipt requested, to the party to whom the same is so given or made, to the address of such party hereinabove set forth.

9.       ENTIRE AGREEMENT; AMENDMENTS; SURVIVAL COVENANTS.

         This Agreement contains the entire Agreement, and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof, including but not limited to that certain Employment Agreement dated July 1, 1999, having a


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Commencement Date thirty (30) days after the date of closing of the Company's public offering. This Agreement may not be waived, changed, amended, modified or discharged orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought. The covenants of the Employee contained in Sections 6, 7 and 8 (insofar as they relate to the Employment Period) of this Agreement shall survive the termination of the Employment Period.

10.      HEADINGS.

         The headings contained in this Agreement are for reference purposes only and shall not affect the construction or interpretation of this Agreement.

11.      SEVERABILITY.

         The invalidity of all or any part of any Section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such Section. If any provision of this Agreement is so broad as to be enforceable, such provisions shall be interpreted to be only so broad as is enforceable.

12.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original, but all of which together shall constitute one and the same instrument.

13.      GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles relating to conflict of laws.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                    NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.



                                    By: /s/ Marjorie G. O'Malley
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                                         Marjorie G. O'Malley
                                         President

                                    By: /s/ Bert E. Brodsky
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